SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

Cistera Networks, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-17304	91-1944887
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

6509 Windcrest Drive Suite 160 Plano,     TX 75024
(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code (972) 381-4699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

The Company announced today that preliminary results for fiscal year 2008 show revenues of $2.9 million as compared to $1.9 million in fiscal year 2007, and a cash balance at March 31, 2008 of $125,008 as compared to $534,871 for the year ago period.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 4, 2008, and as a result of a review instituted by management in June 2008, the Board of Directors of the Company in consultation with management and an independent consultant engaged by management concluded that the Company’s financial statements as of and for the fiscal year ended March 31, 2007 and the interim financial statements as of and for the quarters ended June 30, 2007 and 2006, the quarters and six month periods ended September 30, 2007 and 2006 and as of and for the quarters and nine month periods ended December 31, 2007 and 2006 should not be relied upon.  Accordingly, the Company intends to restate its financial statements as of and for the year ended March 31, 2007, which will be included in the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2008.  The Company also intends to restate and refile its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007 and its Quarterly Reports on Form 10-QSB for the periods ended June 30, 2007, September 30, 2007 and December 31, 2007 in a reasonably practicable time period.

The Company intends to restate its Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Stockholders’ Equity and Consolidated Statements of Cash Flows for the aforementioned year and periods to reflect: (i) a correction in its accounting for its Senior Unsecured Convertible Promissory Notes and detachable warrants issued in private placements during the period from December 2004 to April 2007 (the “PP1 Notes,” “PP1 Warrants,” “PP2 Notes” and “PP2 Warrants”) and (ii) share-based compensation related to employee stock options.  The Company has concluded that its original accounting for the PP1 Notes and PP1 Warrants issued in fiscal year 2005 and the PP2 Notes and PP2 Warrants issued in fiscal years 2007 and 2008 and its recording of share-based compensation for fiscal year 2007 were incorrect, and that the necessary adjustments were material for the fiscal year 2007 consolidated financial statements.

There was no impact from these adjustments for any of the periods on net cash used in operating activities, net cash used in investing activities or net cash from financing activities.

The Company’s authorized officers have discussed with the Company’s independent auditors the matters disclosed in this Item 4.02.

99.1           Press Release dated August 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISTERA NETWORKS, INC.
Date: August 6, 2008
/s/ Derek Downs
Derek Downs, Chief Executive Officer,
President and Interim Chief Financial Officer